Exhibit 15.1

Tel: 403 266 5608	BDO Canada LLP
Fax: 403 233 7833	620, 903 - 8th Avenue SW
www.bdo.ca	Calgary AB T2P 0P7 Canada

Consent of Independent Registered Chartered Accountants

We hereby consent to (i) the inclusion in Dejour Energy Inc.’s Annual Report on Form 20-F for the year ended December 31, 2012; and (ii) the incorporation by reference in Dejour Energy Inc.’s Registration Statement on Form F-3 (File No. 333-183587); and (iii) the incorporation by reference in Dejour Energy Inc.’s Registration Statements on Form S-8 (Files No. 333-179540 and 333-156772) of our Auditor’s Report dated March 28, 2013 relating to the Dejour Energy Inc. Consolidated Financial Statements as at December 31, 2012, December 31, 2011, and December 31, 2010 and for the years then ended. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

Calgary, Canada	/s/ BDO Canada LLP
April 25, 2013	INDEPENDENT REGISTERED CHARTERED ACCOUNTANTS

BDO Canada LLP, a Canadian limited liability partnership, is a member of BDO International Limited, a UK company limited by guarantee, and forms part of the international BDO network of independent member firms.